UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 17, 2009

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Atlantic Street, Suite 1500

Stamford, CT 06901

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 328-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2009, Harman International Industries, Incorporated entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named therein, relating to the issuance and sale in a public offering of 10,667,000 shares of its common stock, par value $0.01 per share, and granted the underwriters a 30-day option to purchase up to 1,600,050 additional shares to cover overallotments, if any. Harman International is conducting the offering pursuant to an effective registration statement under the Securities Act of 1933. The offering is expected to be completed on June 23, 2009, subject to customary closing conditions.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1, and is incorporated into this item 1.01 by reference. The legal opinion relating to the offering is filed as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated June 17, 2008

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

By:	/s/ Todd A. Suko
Todd A. Suko Vice President, General Counsel and Secretary

Date: June 22, 2009

4